PHOTRONICS, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Information
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	May 4,	April 28,	May 4,	April 28,
	2014	2013	2014	2013
Reconciliation of GAAP to Non-GAAP Net Income
Attributable to Photronics, Inc. Shareholders

GAAP net income attributable to Photronics, Inc. shareholders	$15,540	$4,863	$17,533	$7,187

(a) Gain on acquisition, net of tax	(16,372)	-	(16,372)	-

(b) Acquisition transaction expenses, net of tax	2,018	-	2,455	-

Non-GAAP net income attributable to Photronics, Inc. shareholders	$1,186	$4,863	$3,616	$7,187

Reconciliation of GAAP to Non-GAAP Net Income
Applicable to Common Shareholders

Weighted average number of diluted shares outstanding

GAAP	77,705	61,501	77,632	61,298

Non-GAAP	62,282	61,501	62,209	61,298

Net income per diluted share

GAAP	$0.22	$0.08	$0.27	$0.12

Non-GAAP	$0.02	$0.08	$0.06	$0.12

(a)	Represents gain on acquisition of DNP Photomask Technology Taiwan Co., Ltd (DPTT), a wholly-owned subsidiary of Dai Nippon Printing Co., Ltd.

(b)	Represents transaction expenses in connection with the acquisition of DPTT